SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
     1934

     Date of Report (Date of earliest event reported): July 10, 2003*
                                                       --------------

                              INCALL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 NEVADA               000-26183             91-1932068
         -----------------------     -----------            ----------
     (State or other jurisdiction    (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)

       388 Market Street, Suite 500, San Francisco, CA 94111
       -----------------------------------------------------
         Address of Principal Executive Offices - Zip Code


        Registrant's telephone number, including area code (866) 628-5278
                                                           --------------

*date of definitive binding performance per agreement

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On July 10, 2003,  inCall  Systems,  Inc. completed  the sale of its wholly
owned  Singapore  subsidiary,   inCall  Systems  Pte  Ltd,  to  Intercontinental
Communications, Inc., a private company incorporated in the State of Nevada.

Under the terms of the share purchase agreement, Intercontinental Communications, Inc. paid cash of $12,000 and has paid certain liabilities of the Singapore call center and has issued a promissory note to inCall Systems, Inc. with a face value of $788,000. inCall Systems, Inc. has agreed to exchange the promissory note for equity should Intercontinental Communications, Inc. shares become listed on a recognized public exchange. The note has been valued at $100,000 due to the uncertainty of realization.

Also under the terms of the agreement inCall Systems, Inc. has agreed to forgive $199,004 of indebtedness owed by its Singapore subsidiary. Intercontinental Communications, Inc. will sign a 24-month consulting agreement with inCall Systems, Inc. to assist in a smooth operational transition.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

       Not applicable.


Item 7.  FINANCIAL STATEMENTS

      Not applicable.

      b) Pro Forma Financial Information.

      Not applicable.

     (c)  Exhibits.

      Share Purchase Agreement
      Schedules
                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 18th day of July, 2003.

                                         inCall Systems, Inc.
                                         --------------------
                                         (Registrant)

                                               By /s/ Marc Crimeni
                                                  ---------------------
                                                  Marc Crimeni, CEO
                                                  Chairman of the Board
                                                  of Directors
July 18, 2003

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